UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): October 8, 2020
Frontier Communications Corporation
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)
001-11001	06-0619596
(Commission File Number)	(IRS Employer Identification No.)

401 Merritt 7, Norwalk, Connecticut	06851
(Address of principal executive offices)	(Zip Code)
(203) 614-5600
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None.
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Closing of Notes Offering

On October 8, 2020, Frontier Communications Corporation (“Frontier” or the “Company”) issued $1.150 billion aggregate principal amount of 5.875% First Lien Secured Notes due 2027 (the “First Lien Notes”). The First Lien Notes were issued pursuant to an indenture, dated as of October 8, 2020 (the “Indenture”), by and among Frontier, the guarantors party thereto, the grantor party thereto, JPMorgan Chase Bank N.A., as collateral agent and Wilmington Trust, National Association, a national banking association, as trustee. The First Lien Notes were issued in a private offering exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), to persons reasonably believed to be qualified institutional buyers in accordance with Rule 144A under the Securities Act and to persons outside the United States pursuant to Regulation S under the Securities Act, at a purchase price equal to 100% of the principal amount thereof.

Prior to the conversion date, the First Lien Notes are secured on a super-priority basis, subject to permitted liens, by all the assets that secure Frontier’s obligations under its New DIP Facilities (as defined below) on a super-priority basis. From the conversion date, the First Lien Notes are secured on a first-priority basis, subject to permitted liens, by all the assets that secure Frontier’s obligations under its senior secured credit facilities on a first-priority basis.

The First Lien Notes will bear interest at a rate of 5.875% per annum and will mature on October 15, 2027. Interest on the First Lien Notes will be payable to holders of record semi-annually in arrears on April 15 and October 15 of each year, commencing April 15, 2021.

Frontier may redeem the First Lien Notes at any time, in whole or in part, prior to their maturity. The redemption price for First Lien Notes redeemed before October 15, 2023 will be equal to 100% of the aggregate principal amount thereof, together with any accrued and unpaid interest, if any, to, but not including, the redemption date, plus a make-whole premium. The redemption price for First Lien Notes redeemed on or after October 15, 2023 will be equal to the redemption prices set forth in the Indenture, together with any accrued and unpaid interest to the redemption date. In addition, at any time before October 15, 2023, Frontier may redeem up to 40% of the First Lien Notes using the proceeds of certain equity offerings at a redemption price equal to 105.875% of the aggregate principal amount thereof, together with any accrued and unpaid interest, if any, to, but not including, the redemption date.

In the event of a change of control triggering event, each holder of First Lien Notes will have the right to require Frontier to purchase for cash such holder’s First Lien Notes at a purchase price equal to 101% of the principal amount of the First Lien Notes, plus accrued and unpaid interest, if any, to, but not including, the date of repurchase.

The Indenture contains customary negative covenants, subject to a number of important exceptions and qualifications, including, without limitation, covenants related to incurring additional debt and issuing preferred stock; incurring or creating liens; redeeming and/or prepaying certain debt; paying dividends on our stock or repurchasing stock; making certain investments; engaging in specified sales of assets; entering into transactions with affiliates; and engaging in consolidation, mergers and acquisitions. Certain of these covenants will be suspended during such time, if any, that the First Lien Notes have investment grade ratings by at least two of Moody’s, S&P or Fitch. The Indenture also provides for customary events of default which, if any of them occurs, would permit or require the principal of and accrued interest on the First Lien Notes to become or to be declared due and payable.

The Company used the proceeds from the offering of the First Lien Notes, together with the proceeds of the DIP Term Loan Facility (as defined below), if any, and cash on hand, to (i) repay in full the Company’s 8.000% First Lien Secured Notes due 2027 (“Existing First Lien Notes”) issued under that certain indenture, dated as of March 15, 2019, (as amended, restated, amended and restated, supplemented or otherwise modified from time to time), by and among the Company, as issuer, the guarantors party thereto, the grantor party thereto, Wilmington Trust, National Association (as successor to The Bank of New York Mellon), as trustee and JPMorgan Chase Bank, N.A., as collateral agent and (ii) pay related interest, fees and expenses.

The foregoing description of the Indenture is qualified in its entirety by reference to the full text of the Indenture, a copy of which is filed with this report as Exhibit 4.1 and is incorporated by reference herein.

Entry into DIP Revolving Facility

On October 8, 2020, Frontier entered into a senior secured superpriority debtor-in-possession revolving credit facility in an aggregate principal amount of $625 million (the “DIP Revolving Facility”), pursuant to the senior secured superpriority debtor-in-possession credit agreement, dated as of October 8, 2020 (the “DIP Revolver Credit Agreement”), by and among Frontier, as the borrower, Goldman Sachs Bank USA, as administrative agent and collateral agent and each lender and issuing bank from time to time party thereto.

The DIP Revolving Facility will have a maturity of the earlier of (x) the date that is twelve months after the closing date of the DIP Revolving Facility and (y) the date of the substantial consummation of the Debtors’ Fifth Amended Joint Chapter 11 Plan of Reorganization of Frontier Communications Corporation and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code, filed August 21, 2020, and confirmed on August 27, 2020, together with any amendments, supplements, or modifications thereto after the date hereof (the “Plan”); provided that to the extent such substantial consummation has not occurred on or prior to the date referred to in the foregoing clause (x), primarily because any condition precedent set forth therein with respect to the procurement of regulatory approvals has not been satisfied (and other than any other conditions that by their nature can only be satisfied on the consummation date), the maturity date shall be extended by an additional six months.

The determination of interest rates for the DIP Revolving Facility is based on margins over the alternate base rate or over LIBOR, at our election. The interest rate with respect to any LIBOR loan is 3.25% (or 2.25% for alternate base rate loans).

Subject to customary exceptions and thresholds, the security package under the DIP Revolving Facility includes pledges of the equity interests in certain of our subsidiaries, which as of the issue date is limited to certain specified pledged entities, substantially all personal property of Frontier Video Services Inc., a Delaware corporation (“Frontier Video”), and substantially all of the unencumbered assets and properties of Frontier and Frontier Communications of Iowa, LLC, an Iowa limited liability company (“Frontier Iowa”), which security interest in such unencumbered assets and properties shall be granted solely pursuant to the DIP financing order issued by the bankruptcy court, which same assets will also secure the First Lien Notes. The DIP Revolving Facility will be guaranteed by the same subsidiaries that guarantee the First Lien Notes. After giving effect to $90 million of letters of credit outstanding under the Company’s prepetition revolving credit facility that will be rolled into, replaced or otherwise accommodated for under the DIP Revolving Facility, the Company will have $535 million of available borrowing capacity under the DIP Revolving Facility.

The DIP Revolving Facility includes usual and customary negative covenants for loan agreements of this type, including covenants limiting Frontier and its restricted subsidiaries’ (other than certain covenants therein which are limited to subsidiary guarantors) ability to, among other things, incur additional indebtedness, create liens on assets, make investments, loans or advances, engage in mergers, consolidations, sales of assets and acquisitions, pay dividends and distributions and make payments in respect of certain material payment subordinated indebtedness, in each case subject to customary exceptions for loan agreements of this type.

The DIP Revolving Facility also includes certain customary representations and warranties, affirmative covenants and events of default, including, but not limited to, payment defaults, breaches of representations and warranties, covenant defaults, certain events under ERISA, change of control or damage to a material portion of the collateral.

Upon the conversion date, subject to certain conditions, the DIP Revolving Facility shall convert into a senior secured first lien exit revolving credit facility in an aggregate principal amount of $625 million (the “Exit Revolving Facility”). The Exit Revolving Facility will be available on a revolving basis during the period commencing on the conversion date and ending on the date that is the earlier of (x) 3 years after the conversion date and (y) 91 days prior to the earliest maturity date of permitted pari passu refinancing debt, permitted junior refinancing debt, the term loans outstanding under the the prepetition credit agreement after giving effect to the consummation of the Plan (or any indebtedness that replaces or refinances such term loans) and any long term exit facilities so long as, in each case, the outstanding principal amount of any such indebtedness is in excess of an amount set forth in the definitive documentation with respect to the Exit Revolving Facility. The determination of interest rates for the Exit Revolving Facility is based on margins over the alternate base rate or over LIBOR, at our election. The interest rate with respect to any LIBOR loan is 4.00% (or 3.00% for alternate base rate loans).

The foregoing description of the DIP Revolving Facility is qualified in its entirety by reference to the full text of the DIP Revolver Credit Agreement, a copy of which is filed with this report as Exhibit 10.1 and is incorporated by reference herein.

Entry into DIP Term Loan Facility

On October 8, 2020, Frontier entered into a senior secured superpriority debtor-in-possession term loan facility in an aggregate principal amount of $500 million (the “DIP Term Loan Facility” and, together with the DIP Revolving Facility, the “New DIP Facilities”), pursuant to the credit agreement, dated as of October 8, 2020 (the “DIP to Exit Term Credit Agreement”), by and among Frontier, as the borrower, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent and each lender from time to time party thereto.

The DIP Term Loan Facility will have a maturity of the earlier of (x) the date that is twelve months after the closing date of the DIP Term Loan Facility and (y) the date of the substantial consummation of the Plan; provided that to the extent such substantial consummation has not occurred on or prior to the date referred to in the foregoing clause (x), primarily because any condition precedent set forth therein with respect to the procurement of regulatory approvals has not been satisfied (and other than any other conditions that by their nature can only be satisfied on the consummation date), the maturity date shall be extended by an additional six months; provided that if certain conditions have occurred, the maturity date shall be the earlier of (a) the date that is the seventh anniversary of the closing date and (b) 90 days prior to the maturity date of Frontier Communication’s 8.50% Second Lien Secured Notes due 2026 so long as the aggregate principal amount of such notes is in excess of a threshold amount.

The determination of interest rates for the DIP Term Loan Facility will be based on margins over the alternate base rate or over LIBOR, at our election. The interest rate with respect to any LIBOR loan is 4.75% (or 3.75% for alternate base rate loans, with a 1.00% LIBOR floor).

Subject to certain exceptions and thresholds, the security package under the DIP Term Loan Facility includes pledges of the equity interests in certain of our subsidiaries, which as of the issue date is limited to certain specified pledged entities, substantially all personal property of Frontier Video and, solely prior to the conversion date, substantially all of Frontier’s and Frontier Iowa’s unencumbered assets and properties (the “DIP Collateral”), which security interest in such DIP Collateral shall be granted solely pursuant to the DIP financing order issued by the bankruptcy court, which same assets will also secure the First Lien Notes. The DIP Term Loan Facility will be guaranteed by the same subsidiaries that guarantee the First Lien Notes. Upon the conversion date, the security package will no longer include the DIP Collateral.
The DIP Term Loan Facility includes usual and customary negative covenants for DIP to exit loan agreements of this type, including covenants limiting Frontier and its restricted subsidiaries’ (other than certain covenants therein which are limited to subsidiary guarantors) ability to, among other things, incur additional indebtedness, create liens on assets, make investments, loans or advances, engage in mergers, consolidations, sales of assets and acquisitions, pay dividends and distributions and make payments in respect of certain material payment subordinated indebtedness, in each case subject to customary exceptions for exit loan agreements of this type.

The DIP Term Loan Facility also includes certain customary representations and warranties, affirmative covenants and events of default, including, but not limited to, payment defaults, breaches of representations and warranties, covenant defaults, certain events under ERISA, upon the conversion date, unstayed judgments in favor of a third party involving an aggregate liability in excess of a certain threshold, change of control, upon the conversion date, specified governmental actions having a material adverse effect or condemnation or damage to a material portion of the collateral.

Upon the conversion date, subject to certain conditions, the DIP Term Loan Facility shall convert into a senior secured first lien exit term loan facility in an aggregate principal amount of $500 million.

The foregoing description of the DIP Term Loan Facility is qualified in its entirety by reference to the full text of the DIP to Exit Term Credit Agreement, a copy of which is filed with this report as Exhibit 10.2 and is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

4.1
Indenture, dated as of October 8, 2020, by and among Frontier Communications Corporation, the guarantors party thereto, the collateral grantor party thereto, and Wilmington Trust, National Association, a national banking association, as trustee and as collateral agent, with respect to the 5.875% First Lien Secured Notes due 2027.

4.2	Form of 5.875% First Lien Secured Note due 2027 (included in Exhibit 4.1 hereto).

10.1
Senior Secured Superpriority Debtor-in-Possession Credit Agreement dated as of October 8, 2020, by and among Frontier Communications Corporation, Goldman Sachs Bank USA, as the administrative agent and collateral agent and the lenders party thereto.

10.2
Credit Agreement dated as of October 8, 2020, by and among Frontier Communications Corporation, JPMorgan Chase Bank, N.A., as the administrative agent and collateral agent and the lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRONTIER COMMUNICATIONS CORPORATION

Date: October 14, 2020	By:	/s/ Mark D. Nielsen
Mark D. Nielsen
Executive Vice President, Chief Legal Officer and Chief Transaction Officer